UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2025

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 JFK Boulevard, OFC 500 Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(201 Rouse Boulevard, Philadelphia, Pennsylvania, 19112)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FSCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2025, Edward T. Gallivan, Jr. notified the board of directors (the “Board”) of FS Credit Opportunities Corp. (the “Company”) that he is resigning from his role as Chief Financial Officer of the Company, effective as of the close of business on December 31, 2025. Mr. Gallivan’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 19, 2025, Stephen S. Sypherd notified the Board that he is resigning from his role as Treasurer of the Company, effective as of the close of business on December 31, 2025. Mr. Sypherd’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 30, 2025, the Board appointed William Goebel as the Company’s Chief Financial Officer and Treasurer, effective as of the close of business on December 31, 2025. Mr. Goebel’s appointment was not pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between Mr. Goebel and any of the Company’s directors or other executive officers, and there are no related party transactions with regard to Mr. Goebel that are reportable under Item 404(a) of Regulation S-K. Mr. Goebel will not receive any direct compensation from the Company.

Set forth below is Mr. Goebel’s biographical information:

William Goebel, age 51 has served as Chief Accounting Officer of KKR FS Income Trust Select, KKR FS Income Trust, and FS KKR Capital Corp. (“FSK”) since 2023, 2022 and 2019, respectively. Previously, Mr. Goebel served as FSK’s Treasurer from April 2018 to June 2020 and FSK’s Chief Financial Officer from March 2011 to October 2019. Mr. Goebel is also a Managing Director of FS Investments. Prior to joining FS Investments, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker LLP in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and a CFA charterholder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: December 30, 2025	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Secretary, Treasurer and Vice President